EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT




To the Board of Directors and Stockholders


We consent to the use in Amendment No. 5 of to the Registration Statement on form SB-2 of Nitar Tech Corp. and Subsidiaries of our report dated October 3, 2005 for the years ended July 31, 2005 and 2004, and to the reference to us under the heading "Experts" in the Prospectus, which is a part of the Registration Statement.






/s/ Rotenberg & Co., LLP
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Rotenberg & Co., LLP
Rochester, New York
March 6, 2006